Exhibit 99.1
FOR IMMEDIATE RELEASE
ICAD REPORTS THIRD QUARTER FINANCIAL RESULTS
Strong Revenue Growth in Cancer Detection and Brachytherapy Businesses
Conference Call to be Held Thursday, October 27th at 10:00 a.m. Eastern Time
NASHUA, N.H. (October 26, 2011) — iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer, today reported financial results for the three and nine months ended September 30, 2011.
Ken Ferry, President and CEO of iCAD, commented, “Our third quarter results feature strong revenue growth in both our cancer detection and brachytherapy businesses, with each area posting double-digit revenue gains sequentially and over the same period last year.
“Our brachytherapy business continues to gain momentum driven by the growing interest in breast intraoperative radiation therapy (“IORT”). We recently participated in the annual meeting of the American Society for Therapeutic Radiology and Oncology, where we were extremely encouraged by the high level of interest in the Axxent® eBx™ platform by the clinical community. Adding to this momentum, new reimbursement codes for IORT were assigned by the American Medical Association and reimbursement payment rates from the Centers for Medicare and Medicaid are currently anticipated by November 1st. We believe compelling clinical data supporting the use of IORT in breast cancer treatment combined with appropriate coding and reimbursement will be strong catalysts for enhancing the adoption of IORT and driving revenue growth for our brachytherapy platform.
“Our cancer detection business also performed well in the quarter, with much stronger demand in the U.S. for our Digital Mammography and MRI products. Our mammography business has received a positive response to a new CAD solution that connects to multiple brands of digital mammography equipment simultaneously within a department. In addition, our new product platform for use with breast and prostate MRI continued to achieve strong comparative growth on a quarter and year-to-date basis.
“Overall, we were quite pleased with the progress that was achieved in the quarter. It is gratifying to see results of our strategy to provide a broader offering of solutions to the oncology market, and the traction gained by each of our businesses, concluded Mr. Ferry.

Third Quarter Financial Results
Revenue: Total revenue for the third quarter of 2011 was $8.1 million, an increase of approximately $2.5 million, or 44%, compared with total revenue of $5.6 million for the third quarter of 2010. The Axxent eBx system contributed approximately $1.8 million to revenue in the quarter, consisting of approximately $1.3 million in product sales and $441,000 in service and supply revenue. In addition, the quarter featured solid growth in the Company’s CAD business.

	Three months ended September 30,
	2011	2010	% Change
Digital & MRI revenue	$3,791	$3,311	15%
Film based revenue	616	748	(18)%
Electronic brachytherapy	1,347	—
Service & supply revenue	2,298	1,527	51%

Total revenue	$8,052	$5,586	44%

Gross Margin: Gross profit for the third quarter of 2011 was $5.9 million, or 73.1% of revenue, compared with $4.5 million, or 79.8% of revenue, for the third quarter of 2010.
Goodwill Impairment & Contingent Consideration: In the third quarter of 2011, the Company recorded a non-cash charge of $26.8 million related to the impairment of goodwill. As a result of the sustained decline in the market value of the Company, an interim goodwill impairment analysis was performed using the two-step approach, as required under GAAP. The Company concluded that, based on current market conditions, a portion of goodwill was impaired resulting in a $26.8 million non-cash charge in the third quarter of 2011.
In the third quarter of 2011, the Company recorded a non-cash $3.8 million gain on contingent consideration. This gain represents a fair value adjustment to the contingent consideration liability related to the Company’s acquisition of Xoft, Inc. in December 2010.
The goodwill impairment and gain on contingent consideration are non-cash items and are excluded from the non-GAAP financial results. A further discussion of our non-GAAP results for the third quarter and first nine months of fiscal 2011 is included elsewhere in this press release.
Net Loss: For the third quarter of 2011, the Company posted a net loss of $25.0 million, or $0.46 per share, compared with a net loss of $1.4 million, or $0.03 per share, in the third quarter of 2010.

Non-GAAP Adjusted Net Loss: For the third quarter of 2011, the Company posted a non-GAAP adjusted net loss of $1.8 million, or $0.03 per share, compared with a net loss of $1.7 million, or $0.04 per share, in the third quarter of 2010.
Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $868,000 in the third quarter of 2011, compared with a loss of $1.0 million in the third quarter of 2010.
Cash and Cash Flow: The Company ended the third quarter of 2011 with cash and cash equivalents of $5.3 million and no long-term debt. For the 2011 third quarter, net cash used by operations was $2.3 million.
Nine Month Financial Results
Revenue: For the nine months ended September 30, 2011, total revenue was $22.0 million, an increase of $3.8 million, or 21%, compared with total revenue of $18.2 million for the nine months ended September 30, 2010. The Axxent eBx system contributed approximately $4.3 million to revenue in the first nine months of 2011, consisting of approximately $3.1 million in product sales and $1.2 million in service and supply revenue.

	Nine months ended September 30,
	2011	2010	% Change
Digital & MRI revenue	$10,751	$11,468	(6)%
Film based revenue	1,670	2,519	(34)%
Electronic brachytherapy	3,042	—
Service & supply revenue	6,579	4,217	56%

Total revenue	$22,042	$18,204	21%

Gross Margin: Gross profit for the first nine months of 2011 was $15.5 million, or 70.4% of revenue, compared with $14.6 million, or 80.4% of revenue, for the first nine months of 2010. The 2011 nine-month gross margin was impacted by $700,000 of amortization expense and higher manufacturing costs, both related to the Axxent eBx product.
Net Loss: For the first nine months of 2011, the Company posted a net loss of $34.3 million, or $0.63 per share, compared with a net loss of $3.3 million, or $0.07 per share, for the first nine months of 2010.
Non-GAAP Adjusted Net Loss: For the first nine months of 2011, the Company posted a non-GAAP adjusted net loss of $9.9 million, or $0.18 per share, compared with a net loss of $3.6 million, or $0.08 per share for the nine months ended September 30, 2010.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $6.8 million for the nine months ended September 30, 2011, compared with a loss of $1.1 million for the nine months ended September 30, 2010.
Financial Guidance iCAD today confirmed financial guidance for 2011 and continues to expect total revenue to be in the range of $30 million to $32 million, with gross margin between 71% and 73%.
Use of Non-GAAP Financial Measures
In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at www.icadmed.com.
Conference Call
iCAD management will host an investment community conference call beginning at 10:00 a.m. Eastern time on Thursday, October 27, 2011 to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-299-0148 (domestic) or 617-801-9711 (international) and entering passcode 12967438. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.
A replay of the conference call will be accessible two hours after its completion through November 1, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 74124094. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.
iCAD, Inc. is an industry-leading provider of advanced image analysis and workflow solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing the most prevalent cancers earlier. iCAD offers a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, Magnetic Resonance Imaging (MRI) and Computed Tomography (CT). iCAD recently acquired Xoft, Inc., developer of the Axxent® eBx™ electronic brachytherapy system. Axxent uses non-radioactive miniaturized X-ray tube technology and is FDA-cleared for the treatment of early stage breast cancer, skin cancer and endometrial cancer. The Axxent System is also cleared for use in the treatment of other cancers or conditions where radiation therapy is indicated including Intraoperative Radiation Therapy (IORT). For more information, call (877) iCADnow or visit www.icadmed.com.
iCAD: contact Kevin Burns at 603-882-5200 x7944, or via email at kburns@icadmed.com
Investor Relations: contact Anne Marie Fields of LHA at 212-838-3777, or via email at afields@lhai.com
Media: contact Wendy Ryan of Schwartz Communications at 781-684-0770, or via email at
wryan@schwartzcomm.com
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.
— Tables to Follow —

iCAD, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)
(In thousands except for share data)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$5,288	$16,269
Trade accounts receivable, net of allowance for doubtful accounts of $50 in 2011 and 2010	5,656	3,389
Inventory, net	2,132	3,489
Prepaid expenses and other current assets	576	581

Total current assets	13,652	23,728

Property and equipment, net of accumulated depreciation and amortization of $2,600 in 2011 and $2,852 in 2010	2,118	2,774
Other assets	604	675
Intangible assets, net of accumulated amortization of $8,317 in 2011 and $6,746 in 2010	17,584	21,165
Goodwill	20,907	45,689

Total assets	$54,865	$94,031

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,407	$2,500
Accrued and other expenses	4,518	5,902
Deferred revenue	5,702	4,906

Total current liabilities	12,627	13,308

Contingent consideration	0	5,000
Deferred revenue, long-term portion	1,628	961
Other long-term liabilities	1,000	1,552

Total liabilities	15,255	20,821

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 54,751,176 in 2011 and 54,383,747 in 2010; outstanding 54,683,300 in 2011 and 54,315,871 in 2010	547	544
Additional paid-in capital	163,775	163,101
Accumulated deficit	(123,762)	(89,485)
Treasury stock at cost (67,876 shares)	(950)	(950)

Total stockholders’ equity	39,610	73,210

Total liabilities and stockholders’ equity	$54,865	$94,031

iCAD, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)
(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Products	$5,754	$4,059	$15,463	$13,987
Service and supplies	2,298	1,527	6,579	4,217

Total revenue	8,052	5,586	22,042	18,204

Cost of revenue:
Products	1,280	544	3,627	1,769
Service and supplies	650	587	2,191	1,792
Amortization of acquired intangibles	233	—	700	—

Total cost of revenue	2,163	1,131	6,518	3,561

Gross profit	5,889	4,455	15,524	14,643

Operating expenses:
Engineering and product development	2,630	1,715	8,709	4,796
Marketing and sales	3,108	2,347	10,780	7,363
General and administrative	2,147	1,805	8,363	6,131
Contingent consideration	(3,800)	0	(4,900)	0
Goodwill Impairment	26,750	0	26,750	0

Total operating expenses	30,835	5,867	49,702	18,290

Loss from operations	(24,946)	(1,412)	(34,178)	(3,647)

Gain on sale of patent	—	—	—	275
Interest (expense) income — net	(37)	19	(99)	58

Net loss	$(24,983)	$(1,393)	$(34,277)	$(3,314)

Net loss per share:
Basic and diluted	$(0.46)	$(0.03)	$(0.63)	$(0.07)

Weighted average number of shares used in computing loss per share:
Basic and diluted	54,681	45,922	54,533	45,782

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP Net Loss	$(24,983)	$(1,393)	$(34,277)	$(3,314)

Interest (Income) Expense, net	37	(19)	99	(58)
Stock Compensation	100	280	684	1,261
Depreciation	267	118	813	367
Amortization	523	292	1,570	875
Severance	—	—	537	—
Gain on sale of Asset	—	(275)		(275)
Recall and patent lawsuits	238	—	1,568	—
Acquisition related	—	—	374	—
Contingent consideration	(3,800)	—	(4,900)	—
Goodwill Impairment	26,750	—	26,750	—

Non GAAP Adjusted EBITDA	$(868)	$(997)	$(6,782)	$(1,144)

Non-GAAP Adjusted Net Loss
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”
(Unaudited, in thousands, except loss per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP Net Loss	$(24,983)	$(1,393)	$(34,277)	$(3,314)
Adjustments to net loss:
Severance	—	—	537	—
Gain on sale of Asset	—	(275)		(275)
Recall and patent lawsuits	238	—	1,568	—
Acquisition related	—	—	374	—
Contingent consideration	(3,800)	—	(4,900)	—
Goodwill Impairment	26,750	—	26,750	—

Non GAAP Adjusted Net Loss	$(1,795)	$(1,668)	$(9,948)	$(3,589)

Net loss per share
GAAP Net loss per share	$(0.46)	$(0.03)	$(0.63)	$(0.07)
Adjustments to net loss (as detailed above)	0.43	(0.01)	0.45	(0.01)

Non GAAP Adjusted Net Loss per share	$(0.03)	$(0.04)	$(0.18)	$(0.08)

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•
Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•
Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•
Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•
Gain on sale: relates to a gain on the one-time sale of a non-core patent in the second quarter of 2010. Since the proceeds are non-recurring, management believes that it should be excluded when evaluating core operations.

•
Acquisition-related expenses: relates to transition and integration cost as well as professional service fees due to the acquisition of Xoft, Inc. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•
Recall and patent lawsuits: These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•
Contingent consideration: the Company reviews the fair value of contingent consideration on a quarterly basis and, accordingly, recorded a gain due to a reduction of the contingent consideration liability related to the acquisition of Xoft, Inc. This amount arose from the Company’s acquisition of Xoft, Inc. and has no direct correlation to the core operation of the Company.

•
Goodwill impairment charges: the Company recorded a goodwill impairment loss during the third quarter of 2011 primarily due to current market conditions affecting the price of its common stock. The Company does not consider the impairment charge to be directly related to the continuing operations of the business.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.